Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations

(617) 796-8245

www.fivestarseniorliving.com

Five Star Quality Care, Inc. to Restate 2011, 2012

and First and Second Quarter 2013 Financial Results

Newton, MA (November 27, 2013):  Five Star Quality Care, Inc. (NYSE: FVE) today announced that it will restate its financial results for 2011, 2012 and the first and second quarters of 2013.  As previously disclosed in FVE’s press release dated November 12, 2013, in connection with the preparation of FVE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, management identified certain errors primarily relating to the accounting for non-cash income tax items in prior periods.  At this time, correcting these errors is expected to:

•                  Increase the net deferred tax assets previously reported in FVE’s financial statements as of December 31, 2011 and December 31, 2012.

•                  Increase the cumulative other comprehensive income as previously reported in FVE’s financial statements as of December 31, 2011 and December 31, 2012.

•                  Increase the benefit for income taxes as previously reported in FVE’s financial statements and create a corresponding increase in net income for the year ended December 31, 2011.

•                  Increase the provision for income taxes as previously reported in FVE’s financial statements and create a corresponding decrease in net income for the year ended December 31, 2012.  The decrease in FVE’s income for the year ended December 31, 2012, is currently expected to be less than the amount of the increase in income for the year ended December 31, 2011.

In addition, some of FVE’s net deferred tax assets previously reported are expected to be reclassified from long term assets to current assets as of each of December 31, 2011 and December 31, 2012. It is also expected that there will be adjustments made to FVE’s previously reported net deferred tax assets, provision or benefit for income taxes for the periods ending March 31, 2013 and June 30, 2013; but it has not yet been determined if these adjustments will increase or decrease the previously reported net deferred tax assets, provision or benefit for income taxes for these 2013 periods.

Because of the restatements described herein, FVE’s previously filed financial reports for the years ended December 31, 2011 and December 31, 2012 and for the periods ended March 31, 2013 and June 30, 2013 should no longer be relied upon.

FVE has determined that, as a result of the matters discussed above, FVE has a material weakness in its internal control over financial reporting because FVE did not maintain adequate and effective internal control over its accounting for income taxes.  FVE is currently in the process of remediating this material weakness in its internal control over financial reporting by designing and implementing new procedures related to FVE’s accounting for income taxes.  FVE is also working to prepare restated financial reports for the affected periods.  These restated reports and a late filed Quarterly Report on Form 10-Q for the period ended September 30, 2013, will be filed with the U.S. Securities and Exchange Commission as soon as they are prepared, audited or reviewed, as the case may be, by FVE’s independent public accounting firm and approved for filing.

Five Star Quality Care, Inc. is a senior living and healthcare services company that owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the U.S.  FVE is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

THE DISCUSSION CONTAINED IN THIS PRESS RELEASE OF FVE’S FINANCIAL RESULTS TO BE CORRECTED AND RESTATED HAS BEEN PREPARED BY FVE’S MANAGEMENT AND REPRESENTS MANAGEMENT’S CURRENT ASSESSMENTS FOR THE PERIODS SPECIFIED.  FVE’S MANAGEMENT HAS NOT YET COMPLETED ITS ASSESSMENTS OF THE ERRORS IN

THE PREVIOUSLY FILED FINANCIAL REPORTS DISCUSSED IN THIS PRESS RELEASE.  WHEN MANAGEMENT COMPLETES ITS ASSESSMENTS, THOSE ASSESSMENTS WILL BE AUDITED OR REVIEWED, AS THE CASE MAY BE, BY FVE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  THE ACTUAL AMOUNTS OF THE IDENTIFIED ERRORS AND THE IMPLICATIONS OF ANY CORRECTIONS WHICH WILL BE MADE ARE NOT YET DETERMINED AND COULD DIFFER FROM THE DISCUSSION IN THIS PRESS RELEASE.  THERE CAN BE NO ASSURANCE THAT FVE OR ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WILL NOT IDENTIFY ADDITIONAL ACCOUNTING ISSUES REQUIRING ADJUSTMENT AS THE RESTATEMENT PROCESS CONTINUES AND IS COMPLETED.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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